Exhibit 10.12

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease Agreement”), dated this 1st day of December 2014, is made and entered into by and between the following parties:

GHMR Operations, LLC, a Texas Limited Liability Company having a mailing address of 4413 Carey Street, Fort Worth, Texas 76119 (herein called the “Lessor”), and

Lonestar Prospects, Ltd., a Texas limited partnership having a mailing address of 3549 Monroe Highway, Granbury, Texas 76048 (herein called the “Lessee”).

W I T N E S E T H:

THE LEASE

For and in consideration of the mutual promises and covenants set forth herein, the sufficiency of which is hereby acknowledged, Lessor and Lessee agree as follows:

1. THE LEASE

Lessor hereby leases, demises and grants to Lessee and Lessee hereby leases and takes from Lessor, for the sole and exclusive purpose of prospecting for, exploring for, producing, developing, mining, extracting, removing, storing, transporting, transloading, and marketing the Materials (herein defined), the surface and subsurface estate of the approximately 898 acres as more particularly described in Exhibits “A-1,” “A-2,” and “A-3” (collectively “Exhibit A”) hereto and made a part hereof (the “Leased Premises”) including thereon all minerals (except oil and gas and other hydrocarbon products) and all construction materials including but not limited to silica sand and/or overburden, (hereinafter collectively called “Materials”) in, on and under said real property, all as more particularly described in Exhibit “A”, attached hereto.

In conjunction with the lease of the Leased Premises granted herein, Lessor hereby grants to Lessee the exclusive right to prospect for, explore for, produce, sample, drill and test for, develop, mine, quarry, extract, process, sell, remove and market Materials during the term of this Lease Agreement, and the non-exclusive right to the use of any surface and subsurface water on the Leased Premises.

Notwithstanding the foregoing, there is hereby excepted and reserved to Lessor, Lessor’s successors and assigns, and Lessor’s predecessors in title all oil, gas and other minerals except the Materials, and there is further excepted and reserved to Lessor and Lessor’s predecessors in title (to the extent they have any rights to use the surface) the full use of the Leased Premises and all rights with respect to the surface and subsurface thereof for any and all purposes except those granted and to the extent herein granted to Lessee, together with the rights of ingress and egress and use of the Leased Premises by Lessor (and Lessor’s predecessors in title to the extent they have any rights to use the surface) and its oil, gas and mineral lessees, for purposes of exploring for and producing oil and gas and the minerals which are not covered by the terms of this Lease Agreement and for its surface lessees, for all purposes (including, without limitation, any and all agricultural purposes) not inconsistent with the rights granted to Lessee in this Lease Agreement (such permitted purposes shall include, but not limited to, any grazing leases or hunting leases by and between Lessor and third parties, and the right to sell and use water from wells on the Leased Premises). Lessor acknowledges and affirms that any hunting activity shall be limited to portions of the property being used for agricultural purposes. All of the rights in and to the Leased Premises retained by Lessor and all of the rights in and to the Leased Premises granted to Lessee shall be exercised in such a manner that neither shall unduly interfere with the operations of the other.

2. LEASE TERM

Subject to termination as hereinafter provided, the primary term of this Lease Agreement shall be for five (5) years, commencing on the first day after this Lease Agreement is signed by all parties and expiring at 11:59 p.m. on the day and date five (5) years after the commencement date (the “Primary Term”), and provided that this Lease Agreement has not terminated prior to the expiration of the Primary Term and subject to termination as hereinafter provided, the term of this Lease Agreement shall continue following the expiration of the Primary Term for so long thereafter as Materials are sold and removed from the Leased Premises by Lessee and the Minimum Royalty (hereafter defined) is paid each year by Lessee to Lessor.

3. ROYALTIES

A. Production Royalty. As a production royalty (hereinafter sometimes called “Royalty”), Lessee shall to pay to Lessor in the manner prescribed in Section 3.F of this Lease Agreement a sum equal to Four and No/100 Dollars ($4.00) per ton of Materials both produced from the Leased Premises and sold or otherwise removed from the Leased Premises. (For the treatment of Waste Material (hereafter defined), see Section 7(g).) For the avoidance of confusion, the Lessor and Lessee acknowledge and agree that any Materials, including but limited to sand, purchased by Lessee from a third party supplier and subsequently delivered to, processed at, and/or sold from the Premises shall not be included in the definition of Materials for purposes of calculating the Royalty. The Royalty shall be paid monthly.

B. Minimum Royalty. In no event shall the Royalty due under this Lease Agreement for any calendar year beginning with calendar year 2014 be less than an amount equal to the sum of (i) the amount of all principal and interest paid by Lessor on all financing incurred by Lessor to purchase the Leased Premises, (ii) the amount of the ad valorem taxes paid by Lessor, and (iii) an amount equal to twenty percent (20%) of the amounts of (i) and (ii) of this Section 3.B (the “Minimum Royalty”). Notwithstanding anything in this Lease Agreement to the contrary, Lessor and Lessee acknowledge and agree that during the Primary Term of this Lease Agreement (not including any extension of the Primary Term), so long at the Minimum Royalty is paid to Lessor as provided herein, Lessee shall have no obligation to produce, explore, market, and/or develop the Materials or otherwise develop the Leased Premises during the Primary Term, and this Lease Agreement shall remain in full force and effect. The Minimum Royalty shall be paid on a monthly basis by Lessee as invoiced by Lessor with respect to items (i) and (iii) herein, and annually with respect to item (ii) and (iii) herein. The initial monthly payment of the Minimum Royalty with respect to items (i), (ii), and (iii)(principal, interest and taxes plus 20% thereon) will be $38,604.06.

If the Royalties on Materials produced from, removed and sold from the Leased Premises on a monthly basis during any calendar year beginning with the calendar year 2014 do not equal or exceed the Minimum Royalty on a monthly basis, then Lessee shall pay to Lessor the difference between the total aggregate amount of Royalty for such calendar year and the Minimum Royalty (such difference being referred to herein as the “Shortfall”) on a monthly basis as invoiced by Lessor (the “Shortfall Payment”).

C. Payments and Reports. All Royalties are to be received by Lessor, at Lessor’s office in Fort Worth, Texas, or at such other place as Lessor may specify in a written notice given by Lessor to Lessee, on or before the 45th day following the last day of each calendar month for the Materials produced during the immediately preceding calendar month. For the purposes of the prior sentence only, “produced” shall be defined to mean the date on which the Materials on which Royalty is owed were physically removed and transported from the Leased Premises. The Royalty payment shall be accompanied by a report of Lessee completed in the following form and manner: The report shall be based on the type and exact amount of Materials removed and transported from the Leased Premises, the type and exact amount of Material sold during the preceding calendar month, the gross amount received, and if the sale was not a bona fide sale at arms length to a non-affiliate, the value of the sale as calculated above. The report should also name the person or entity to whom a sale was made. If any Materials produced from the Leased Premises have been used by Lessee during the preceding calendar month, then the report must also indicate the type and exact amount of each Material so used and the method and figures used by Lessee to calculate the value of each Material so used. Even if Royalty payments are not due, a report of Lessee, completed in the same form and manner as described in this paragraph, shall be filed with Lessor on or before the 45th day following the last day of each calendar month in which any Material is used by Lessee or removed and transported from the Leased Premises. Each such report submitted by Lessee to Lessor shall be certified by the general partner of Lessee as being true and-correct.

D. Records. Lessee shall maintain appropriate books and records with respect to the production, transportation, assaying, analyzing, processing, recovery, use, sale, and marketing of the Materials and all of Lessee’s operations on the Leased Premises. All such books and records shall be retained and preserved for at least four (4) years after the end of the calendar year to which they relate. Lessor, at Lessor’s own cost and expense (except as otherwise provided herein), shall have the right, during normal office hours, to examine Lessee’s pertinent books, and records, reasonably necessary to verify the quantities of Materials produced from the Leased Premises. Copies of such documents shall be furnished to Lessor upon request and at Lessee’s expense. In the event Lessor is not satisfied with Lessor’s examination of such books and records or with any reports or statements submitted by Lessee, Lessor shall have the right to have its auditors make a special audit of all books and records of Lessee, wherever located, pertaining to the quantities of Materials produced from the Leased Premises. The cost of the audit shall be Lessor’s sole responsibility. The results of any audit shall be given to Lessee for its review. Lessee shall have the right to retain, at its sole expense, an auditor to perform a review of the results of Lessor’s audit. Should there be material difference of opinion in excess of five percent (5%) between the auditors as to the results of the audit performed by Lessor’s auditor, the Lessor’s auditor and Lessee’s auditor will select a third auditor to review the results of the audit in which case the fees associated with the engagement of the third auditor shall be spilt evenly between Lessor and Lessee. Lessee shall promptly pay to Lessor any deficiency or Lessor shall promptly refund to Lessee any overpayment, as the case may be, which is established by such audit. Any alleged errors in any such reports or statements shall be called to the attention of either Lessor or Lessee by notice in writing within ninety (90) days of delivery of each such report or statement to Lessor; otherwise, the same shall be conclusive as to the royalties owed and the amount of Materials produced from the Leased Premises during the period covered by such report or statement.

E. Penalty and Interest. Royalty payments which are not made when due and reports which are not delivered when due shall accrue penalty and/or interest as follows: If Lessee fails to pay a Royalty payment when due and such failure continues for more than fifteen (15) days after the Royalty payment was due, then Lessee shall pay to Lessor a penalty in the amount of one percent (1.0%) of the Royalty due or $100.00, whichever is greater. If Lessee fails to pay a Royalty payment when due and such failure continues for more than thirty (30) days after the Royalty payment was due, then Lessee shall pay to Lessor an additional penalty in the amount of one percent (1.0%) of the Royalty due or $100.00, whichever is greater. In addition to the penalty or penalties provided for above, Royalties which are not paid when due shall accrue interest at a rate per annum equal to the lesser of twelve percent (12.0%) per annum or the highest lawful rate of interest per annum that Lessor is permitted by applicable law to charge Lessee; such interest will begin to accrue on the day following the date on which such Royalty payment was due and shall continue until the Royalty payment is paid in full. Documents and reports which are required to be delivered by Lessee to Lessor pursuant to Section 3.F, Section 4 or Section 16.G of this Lease Agreement and which are not delivered to Lessor within twenty (20)days after the date due shall incur a penalty of $100.00 for each such late delivery. Lessee shall bear all responsibility for paying all Royalties and causing such Royalties to be paid in the manner prescribed in this Lease Agreement. Payment of the delinquency penalties set forth above shall in no way operate to waive the occurrence of any Event of Default or act to postpone the date on which any Royalties were originally due or any documents or reports were originally required to be delivered.

4. TAXES

Lessee agrees to pay prior to delinquency all severance taxes, if any, due from the sale and removal of Materials from the Leased Premises and shall pay prior to delinquency any ad valorem taxes assessed against Lessee’s property. In addition, Lessee shall pay prior to delinquency all ad valorem taxes assessed against the Leased Premises during the term of this Lease Agreement (to the extent not included in the Minimum Royalty), including, without limitation, any roll-back taxes or other taxes assessed as a result of Lessee’s operations on the Leased Premises or as a result of any change in use of the Leased Premises during the term of this Lease Agreement. For the avoidance of confusion, Lessee and Lessor acknowledge and agree that the taxes payable by Lessee pursuant to this Section 4. shall not in any event include taxes, including, but not limited, to ad valorem taxes, assessed against any other holder of a leasehold interest in the Leased Premises, including, but not limited to any lessee of the Leased Premises for purposes of exploring or developing oil, gas, or other minerals that do not constitute Materials. Lessee shall furnish Lessor with copies of paid tax receipts or other proof of payment of all such taxes, such copies or other proof to be delivered to Lessor prior to the date on which the taxes in question become delinquent if not paid.

Lessee shall furnish on an annual basis to Lessor a copy of all reports which Lessee furnishes to the State of Texas in connection with its payment of severance taxes on Materials sold and removed from the Leased Premises. Such copy shall be delivered by Lessee to Lessor by January 31 of each year for the immediately preceding calendar year.

5. OPERATIONS

Lessee shall, in its reasonable discretion, determine at what times and in what manner all of its operations on the Leased Premises shall be conducted and the amount of Materials that are merchantable, i.e., that amount of Materials which can be economically mined and removed from the Leased Premises, as determined by Lessee in Lessee’s reasonable discretion.

During the term hereof Lessee shall have the right:

(a) To install, construct, operate, maintain, dismantle and remove all of its plants, enhancement facilities and/or consuming facilities (including machinery, equipment, improvements and other facilities, including without limitation, roads, rail lines, pipelines, power lines, telephone lines, water courses, dams, ponds and stockpile areas on the Leased Premises).

(b) To the free use of water from wells drilled by Lessee and currently existing on the Leased Premises in such quantities as Lessee deems necessary or desirable for the conduct of its operations; Lessor shall have use of all water developed by Lessee and all other water available on the Leased Premises provided such use does not interfere with Lessee’s operations. Lessee shall have the right, subject only to servitudes and rights of way existing as of the commencement date of the Primary Term, to drill water wells and lay, use and maintain pipelines and water lines on the Leased Premises. All such water wells, pipelines and water lines and related equipment (including well pumps) shall become the property of Lessor (at no expense to Lessor) at the expiration or earlier termination of the term of this Lease Agreement and shall be surrendered by Lessee to Lessor and shall remain on the Leased Premises following the expiration or earlier termination of this Lease Agreement.

(c) Without any payment to Lessor (unless the same is sold), to strip, remove, and deposit (abandon) overburden, fill sand, flume sand, and other Materials from the Leased Premises onto the Leased Premises, and otherwise to use and occupy the Leased Premises including the destruction of the surface by surface mining methods, all as reasonably required in connection with mining, quarrying, extracting, processing, storage, sale and removal of Materials in, on, under or from the Leased Premises.

(d) To use Materials (mined from the Leased Premises) and/or other materials (mined or removed from other properties in the regional vicinity of the Leased Premises) (hereinafter called “Non-Native Materials”) for the purpose of constructing roads, dams, embankments, or similar improvements and/or for backfilling purposes on the Leased Premises without any obligation to make any Royalty or other payments to Lessor; provided that all such Non-Native Materials and other materials shall be free from any Hazardous Materials (hereafter defined).

Lessor hereby agrees to cooperate with Lessee to apply for and obtain zoning and other governmental classifications, permits, approvals, licenses and rights reasonably required in connection with the lawful conduct of Lessee’s business and operations on the Leased Premises; provided, however, that Lessor shall not be obligated to incur any expense in connection therewith.

6. CERTAIN DUTIES AND OBLIGATIONS OF LESSEE

A. Plan of Operations. Should a plan of operation be required by a state or federal agency, Lessee shall furnish a copy of the plan of operation required by such state or federal agency to Lessor.

B. Exploration. Lessee will take all steps a reasonably prudent mining operator would necessarily take to explore the Leased Premises for the Materials.

C. Duty to Make Marketable and Process. Lessee will take all steps necessary that a reasonable prudent mining operator would take to put the Materials into a marketable condition. Acting as a reasonable prudent mining operator includes taking steps for the reasonable development of the Leased Premises by considering such factors as the market and economic conditions of the industry and the ability to secure profits that will commonly benefit both the Lessor and the Lessee. Lessee agrees to act as a reasonable and prudent mining operator in developing, operating, and protecting Leased Premises with due regard for the interests of both the Lessor and Lessee. No cost incurred is deductible in the computation of the Royalty due under this Lease Agreement except where expressly allowed in this Lease Agreement. The Royalties paid or to be paid hereunder shall not relieve Lessee from any of the obligations herein expressed. Lessee will diligently market the Materials that are produced, processed and made marketable.

D. Compliance with Laws. Lessee shall comply with all applicable statutes, codes, ordinances, orders, rules, regulations, and other legal requirements of any governmental entity, now or hereafter adopted, including all laws pertaining to the environment, pollution and health and safety (hereinafter collectively referred to as “Laws”) regarding the operation of Lessee’s business and the use, condition and occupancy of the Leased Premises and the conduct of Lessee’s operations on the Leased Premises. Lessee, within ten (10) days after receipt, shall provide Lessor with copies of any written notices and a written summary regarding any unwritten notices Lessee receives regarding a violation or alleged or potential violation of any Laws.

E. Antiquities Code. In the event that any foundation, site, item, or the feature of archaeological, scientific, or historic interest is encountered during the activities authorized by this Lease Agreement, Lessee will immediately cease such activities and will immediately notify Lessor and the Texas Antiquities Committee so that adequate measures may be undertaken to protect or recover such discoveries or findings, as appropriate. In this regard, Lessee is expressly placed on notice of the National Historical Preservation Act of 1966, (PB-89-66, 80 Statute 915; 16 U.S.C.A. 470) and the Antiquities Code of Texas, Chapter 191, Natural Resources Code.

F. Qualification of Exploration, Development and Marketability Requirements. Lessor and Lessee acknowledge and agree that certain provisions of this Lease Agreement, including this Section 6. and Section 7., set out certain obligations of Lessee regarding exploration, marketability, and development. Lessor and Lessee desire to clarify Lessee’s obligations with respect to any such obligations. The terms of this Section 6. E. shall control over any other conflicting terms of this Lease Agreement. Lessor and Lessee acknowledge and agree that Lessee will take all steps necessary that a reasonable prudent mining operator operating a comparable property with similar annual gross revenues of Lessee would take to put the Materials into a marketable condition and that any analysis of the obligations of Lessee regarding exploration, marketability and development shall take in to account such factors as the market and economic conditions of the industry and the ability to secure profits that will commonly benefit both the Lessor and the Lessee. Lessor and Lessee further acknowledge and agree that Lessee’s exploration, marketing and development obligations shall in no event be interpreted to require Lessee to engage in any activity that may be characterized as speculative or bear a high degree of risk. Lessor and Lessee hereby reconfirm that portion of Section 3. E. of this Lease Agreement which states that during the Primary Term of this Lease Agreement (not including any extension of the Primary Term), so long at the Minimum Royalty is paid to Lessor as provided herein, Lessee shall have no obligation to explore, market, produce and/or develop the Materials or otherwise develop the Leased Premises during the Primary Term, and this Lease Agreement shall remain in full force and effect.

7. DEVELOPMENT

All development shall be done in such a manner as to reasonably prevent the pollution of the environment, including water, soil, and air. Lessee will reasonably and diligently develop the Leased Premises into a viable mine and will reasonably mine the Materials in such a manner as is consistent with generally accepted mining practice. Neither rentals nor Royalties paid or to be paid hereunder shall relieve Lessee from any of the obligations herein expressed. Specific examples of compliance with the above include, but are not limited to:

(a) Lessee agrees to slope the sides of all surface pits, excavations and subsidence areas in a manner consistent with good mining practices. Such sloping is to become a normal part of the operation;

(b) Whenever practicable, all surface pits, excavations and subsidence areas will not be allowed to become a hazard to persons or livestock;

(c) Lessee agrees to mine the Materials in such a manner as to leave as much level surface as is reasonable and consistent with prevailing good mining practices;

(d) Lessee will carry on all operations on the Leased Premises in a workmanlike manner;

(e) Lessee will maintain adequate gates and cattle guards where Lessee crosses existing fences with Lessee’s operations;

(f) Lessee will dump the waste material taken from the Leased Premises by Lessee’s operations hereunder into pits or excavations made by the removal of Materials, leaving as few mounds or waste piles on the Leased Premises as reasonably possible; and

(g) As governed by the duties and standards set out in Section 6.C of this Lease, all Materials produced by Lessee from the Leased Premises that cannot be so marketed (herein called “Waste Materials”) will be used to fill the pits and excavations on the Leased Premises and no Royalty shall be due thereon at that time. No other use of these Waste Materials or any Materials is allowed unless Lessee obtains Lessor’s prior written consent to such other use. However, should another use of the Materials be permitted, Royalty shall be due for these used Materials in accordance with Sections 3 and 6.C of this Lease Agreement and, should another use of the Waste Materials be permitted, the Waste Material royalty exception of this subsection shall not apply and Royalty shall be due for these used Waste Materials in accordance with Sections 3 and 6.C of this Lease Agreement. Should changing technology or market conditions render any component of former Waste Materials profitably marketable, then Lessee will (1) process, make marketable and market those former Waste Materials as set out in Section 6.C of this Lease Agreement and (2) pay Royalty thereon in accordance with Sections 3 and 6.C of this Lease Agreement. Lessor reserves the title to all minerals contained in these Waste Materials both during the term of this Lease Agreement, and upon the expiration, surrender, or termination of this Lease Agreement.

Nothing in this section shall be construed to give Lessee the right to sell or otherwise dispose of minerals or substances other than Materials.

8. INDEMNIFICATION AND INSURANCE OBLIGATIONS

A. Indemnification. Lessee hereby releases and discharges Lessor, its officers, employees, partners, agents, contractors, subcontractors, lessees, licensees, guests, invitees, and their respective successors and assigns, of and from all and any actions and causes of action of every nature, or other harm, including environmental harm, for which recovery of damages is sought, including, but not limited to, all losses and expenses which are caused by the negligent activities of Lessee, its officers, partners, employees, agents, contractors, subcontractors, guests, and/or invitees arising out of, incidental to, or resulting from, the negligent operations of or for Lessee on the Leased Premises hereunder.

Lessee further agrees to indemnify, hold harmless and defend Lessor from and against any fines or penalties that may be assessed as a result of Lessee’s operations on the Leased Premises.

Lessor hereby releases and discharges Lessee, its officers, employees, partners, agents, contractors, subcontractors, lessees, licensees, guests, invitees, and their respective successors and assigns, of and from all and any actions and causes of action of every nature, or other harm, including environmental harm, for which recovery of damages is sought, including, but not limited to, all losses and expenses which are caused by the negligent activities of Lessor, its officers, partners, employees, agents, contractors, subcontractors, guests, and/or invitees arising out of, incidental to, or resulting from, the negligent operations of or for Lessor on the Leased Premises hereunder.

B. Insurance. Lessee agrees, at its own cost and expense, to carry comprehensive general liability insurance (with minimum limits of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00), combined single limit) for bodily injury, death and property damage arising out of Lessee’s operation on the Leased Premises. Any company underwriting any of the insurance required to be maintained by Lessee shall have, according to the A. M. Best Insurance Guide, a

Best’s rating of not less than A- and a Financial Size Category of not less than VIII. All such insurance policies shall name Lessor as an “additional insured” and shall be primary with Lessor’s policy being secondary and non-contributory. All such policies of insurance shall contain endorsements that the insurer(s) shall give Lessor and its designees at least thirty (30) days advance written notice of any change, cancellation, termination or lapse of insurance. Lessee shall provide Lessor with a certificate of insurance and all required endorsements evidencing Lessee’s insurance prior to the earlier to occur of the commencement date of this Lease Agreement or the date Lessee is provided with possession of the Leased Premises for any reason, and with respect to renewals of Lessee’s insurance, at least ten (10) days prior to the expiration of the insurance coverage. The limits of Lessee’s insurance shall not limit Lessee’s liability under this Lease Agreement.

9. USE OF THE LEASED PREMISES

A. Title Warranty. Lessor represents and warrants that Lessor is the owner of fee simple absolute title to the Leased Premises, has good and indefeasible title to the Leased Premises and to all Materials in, on and under said Leased Premises. Furthermore, Lessor covenants that Lessor has the unrestricted right to enter into and fully perform this Lease Agreement, subject to the pre-existing rights of holders of servitudes, rights of way, easements, restrictions and mineral interests, that are recorded or which are set forth in Exhibit B, attached hereto. Exhibit B, together with recorded documents of the character referenced in this paragraph, comprise all the pre-existing rights of holders of servitudes, rights of way, easements, restrictions and mineral interests to the present knowledge of Lessor, its officers, partners, agents, servants, and employees. Should there be other recorded documents or unrecorded documents of the kind and character referenced in this paragraph that exist and are presented for enforcement during the Lease Term or any part of thereof which result in the interference of Lessees rights under this’ Lease Agreement, Lessee, at its sole option, shall have the right, as its exclusive remedy, to cancel without penalty the remainder of the Lease Agreement.

B. Undisturbed Enjoyment. Lessee, its officers, partners, employees, agents, contractors, subcontractors, guests and/or invitees shall have the undisturbed enjoyment of its rights in and to the Leased Premises provided for in this Lease Agreement. Furthermore, Lessee, its officers, partners, employees, agents, contractors, subcontractors, guests and/or invitees shall have the unrestricted right of ingress and egress to and from the Leased Premises for Lessee, its officers, partners, employees, agents, contractors, subcontractors, guests and/or invitees subject to the rights of all owners and holders of legally recorded servitudes, rights of way, easements, restrictions and mineral interests, or as specifically set forth in Exhibit B, attached hereto and existing as of the commencement date of the Primary Term that may encumber or otherwise affect all or any part of the Leased Premises.

C. Lessor’s Use of Leased Premises. Lessor shall have the right to enter into oil and gas leases with respect to all or any part of the Leased Premises subject to the rights of Lessee to fully conduct its operations on the Leased Premises without interference from any lessee of Lessor.

D. Surface Use Limitations. Lessee shall not drill or mine, erect buildings or conduct any mining operations within one hundred (100) feet of above-ground oil and gas improvements.

10. EVENTS OF DEFAULT

Each of the following events shall be deemed to be an “Event of Default” under this Lease Agreement:

(a) Lessee shall fail to pay any (i) Royalty (including, without limitation, Minimum Royalty), or (ii) any other sum of money required hereunder and such failure shall continue for more than thirty (30) days after written notice thereof to Lessee; provided, however, that Lessor will not be obligated to provide more than two (2) such notices during any twelve (12) month period with respect to the same or similar failure and thereafter during such twelve (12) month period, Lessee’s failure to comply shall constitute an immediate Event of Default without the need for Lessor to send Lessee written notice of such failure.

(b) Lessee shall fail to comply with any term, provision or covenant of this Lease Agreement, other than as described in Subsection (a) above, and shall not cure such failure within thirty (30) days after written notice thereof to Lessee; provided, however, that Lessor will not be obligated to provide more than two (2) such notices during any twelve (12) month period with respect to the same or similar failure and thereafter during such twelve (12) month period, Lessee’s failure to comply shall constitute an immediate Event of Default without the need for Lessor to send Lessee written notice of such failure. Notwithstanding the foregoing, if Lessee is entitled to receive from Lessor a notice of such failure and if such failure is not curable within the thirty (30) day period following Lessee’s receipt of written notice thereof, such failure shall not constitute an Event of Default if Lessee commences good faith efforts to cure such failure within such thirty (30) day period and thereafter diligently pursues such curative efforts to completion in good faith. However, such failure shall nevertheless constitute an Event of Default notwithstanding Lessee’s good faith best efforts to correct such failure if Lessee has been unable to cure such failure within ninety (90) days following receipt of written notice of such failure.

(c) Lessee shall file a petition for relief under the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or a petition for relief shall be filed against Lessee under the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof and such petition shall not be dismissed within ninety (90) days of the filing thereof; or Lessee shall be adjudged bankrupt or insolvent in proceedings filed against Lessee thereunder; or an order for relief shall be entered with respect to Lessee under the Federal Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof; or an order shall be entered by any governmental authority for the dissolution or liquidation of Lessee.

(d) Lessee shall do or permit to be done anything which creates a legally valid lien upon the Leased Premises or on any Material, and fails to have same removed within sixty (60) days notice of its filing (except for the Security Instrument (defined in Section 28).

(e) Lessee shall default under any other lease or agreement with Lessor, now or hereafter existing.

(f) Lessee shall fail to have any Security Instrument (as defined in Section 28) released on or before the date agreed to at the time the Security Instrument is executed.

11. REMEDIES

A. General. Upon the occurrence of any Event of Default, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand for possession whatsoever (1) terminate this Lease Agreement in which event Lessee shall immediately surrender the Leased Premises to Lessor; (2) terminate Lessee’s right to occupy the Leased Premises and re-enter and take possession of the Leased Premises (without terminating this Lease Agreement); (3) enter upon the Leased Premises and do whatever Lessee is obligated to do under the terms of this Lease Agreement (and Lessee shall reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee’s obligations under this Lease Agreement) and Lessor shall not be liable for any damages resulting to Lessee from such action; or (4) exercise all other remedies available to Lessor at law or in equity, including, without limitation, injunctive relief of all varieties. The provisions of this Section shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion. No re-entry or taking of possession of the Leased Premises by Lessor shall be construed as an election on Lessor’s part to terminate this Lease unless a written notice of such termination is given to Lessee. The failure of Lessor to insist at any time upon the strict performance of any covenant or agreement herein or to exercise any option, right, power or remedy contained in this Lease Agreement shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Lessee or receipt by Lessor of a lesser amount than the amount then due under this Lease Agreement shall be deemed to be other than on account of the earliest obligation of Lessee due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction. Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such obligation of Lessee or pursue any other remedy in this Lease Agreement provided. All rights, privileges and remedies afforded either of the parties hereto by this Lease Agreement or by law shall be deemed cumulative, and the exercise of any one of such rights, privileges and remedies shall not be deemed to be a waiver of any other right, privilege or remedy provided for herein or granted by law, except as may otherwise be provided for pursuant to the terms of this Lease Agreement.

B. Re-Entry by Lessor. Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in or future Royalties, expel or remove Lessee and any other person who may be occupying the Leased Premises or any part thereof The provisions of Section 11.A shall apply with respect to the period from and after the giving of notice of such repossession by Lessor.

C. Termination of Lease Agreement. If Lessor elects to terminate this Lease Agreement pursuant to the terms of Section 11.A., then, notwithstanding such termination, Lessee shall be liable for and shall pay to Lessor the sum of all Royalties (including, without limitation, all Minimum Royalty) and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the total of (1) the cost of recovering the Leased Premises, (2) the cost of removing and storing Lessee’s and other occupant’s property located therein, (3) the cost of collecting such amounts from Lessee hereunder, and (4) any other sums of money or damages that may be owed to Lessor as the result of default by Lessee or the exercise of Lessor’s rights at law or in equity. For clarification purposes, Lessee does not have an option to terminate the Lease Agreement during the Primary Term and regardless of when the Lease Agreement is terminated, Lessee will owe, at a minimum, the Minimum Royalty payment for each year during the Primary Term, subject to Lessor’s compliance with its obligations under this Lease.

12. TERMINATION BY LESSEE

Lessee shall have the right, at its option, to terminate this Lease Agreement, with or without cause, at any time after the Primary Term hereof by giving at least six (6) months prior written notice to Lessor. Lessee does not have the right to terminate this Lease Agreement during the Primary Term. Upon any termination by Lessee, except for the rights set forth in Sections 14 and 15, all rights and obligations of the parties hereunder shall cease, except for rights or obligations which accrued prior to the effective date of such termination.

13. FORCE MAJEURE

Should Lessee be prevented, by any cause beyond Lessee’s control (including, without limitation, fire, cave-in, flood, windstorm, other damage from the elements, strike, riot, scarcity of or inability to obtain necessary equipment or materials, unavailability of transportation, any federal or state law or any order, rule or regulation of governmental authority, litigation, act of God, or act of public enemy), from complying with any express or implied covenant of this Lease Agreement, then, while so prevented, Lessee’s obligation to comply with such covenant shall be suspended. Lessee shall, within a reasonable period of time, notify Lessor of the beginning and ending date of each such period of force majeure. Notwithstanding any of the foregoing, any occurrence of force majeure caused or contributed to because of any action or inaction of Lessee shall not be deemed beyond Lessee’s control.

14. END OF TERM

Except as otherwise provided herein, Lessee shall have the right and shall be obligated within three (3) months from and after the expiration of the term of this Lease Agreement or the earlier termination hereof, to dismantle and remove plants, machinery, equipment, improvements and other facilities installed or constructed on the Leased Premises by Lessee, and to sell and remove Materials then stockpiled on the Leased Premises. Notwithstanding any of the foregoing, prior to removal of any of the concrete improvements located on the Leased Premises, Lessee will consult with Lessor to determine if Lessor would prefer that such concrete improvements remain on the Leased Premises. Lessee may, at its sole discretion, abandon to Lessor any and all stockpiled Materials as is and where is on the Leased Premises. Additionally, Lessee shall be allowed to leave in place as is and where is any and all roads, and any and all other surface features requested by Lessor and agreed to and constructed by Lessee pursuant to said requests, if any. Notwithstanding any of the foregoing, Lessee shall not have the right to remove from the Leased Premises, and Lessee shall abandon to Lessor at the expiration or earlier termination of this Lease Agreement, at no expense to Lessor, all water wells, pipelines, water lines and related equipment (including, without limitation, pumps) related to such water wells, pipelines, and water lines) located on the Leased Premises. For the avoidance of doubt, Lessor acknowledges that upon expiration or earlier termination of this Lease Agreement, Lessor shall have no claim to and Lessee shall be entitled to remove from the Leased Premises any and all stand alone water pumps owned by Lessee or used in the operation of Lessee’s business.

15. RESTORATION OF PREMISES

Lessee shall conduct all operations on the Leased Premises in such a manner as not to unreasonably damage the portion of the Leased Premises where there will be no mining operations. Lessee shall conduct all operations in such a manner as to observe and comply with all Laws applicable to the Leased Premises and all Laws applicable to the conduct of Lessee’s operations.

Lessee expressly agrees to dispose of all tailings and other mining wastes in accordance with all applicable Laws and shall reclaim all of disturbed perimeter portions of any lakes created by mining such that those perimeter portions shall be left at a slope no steeper than four feet horizontal to one foot vertical within three (3) months of termination of the Lease Agreement.

By the expiration or earlier termination of the term of this Lease Agreement, Lessee shall grade that portion of the Leased Premises which has been excavated by Lessee or on which Lessee has conducted operations so as to eliminate all unreasonable irregularities therein and so that such portion of the Leased Premises which has been excavated by Lessee conforms to the drawing set forth on Exhibit C attached hereto. Upon completion of the required grading, Lessee shall cover such area with sand, clay, or topsoil, or a mixture of any of the foregoing, from the resources then existing on the Leased Premises, and shall thereafter reseed the surface with a seed mixture approved by Lessor. Notwithstanding the foregoing, in no event shall Lessee be required to import any Materials, including but not limited to, sand, clay, or topsoil from off-site for purposes of complying with its restoration obligations in this Section 15. Should this obligation not be met by the end of the term of this Lease Agreement, it shall nevertheless survive and continue beyond the term of this Lease Agreement and shall be an obligation owed by Lessee to Lessor. This obligation is owed by Lessee in addition to any other obligation imposed upon Lessee by this Lease Agreement.

16. ADDITIONAL RIGHTS AND OBLIGATIONS OF LESSOR AND LESSEE

A. Continuing Ownership of Certain Minerals. This Lease Agreement shall be subordinate and inferior to any and all existing recorded oil and gas leases, severed mineral interests, easements, rights of way and/or restrictions, (including those which are set forth in Exhibit B, attached hereto), affecting all or any portion of the Leased Premises, and any severed mineral interests, easements, rights of way and/or restrictions affecting the Leased Premises and executed by Lessor subsequent to the commencement date of this Lease Agreement shall be subordinate and inferior to this Lease Agreement. Any oil and gas lease executed by Lessor subsequent to the commencement date of this Lease Agreement shall be subordinate and inferior to this Lease Agreement only to the extent of the surface rights of the lessee under such oil and gas lease would interfere with Lessee’s rights hereunder to mine and remove Materials.

B. Agricultural and Water Rights. Lessor retains title to, and at Lessor’s option the right to, remove and sell all of the merchantable timber, grass, fences, and other improvements on said Leased Premises provided it does not unreasonably interfere with Lessee’s operations. Subject to Lessee’s non-exclusive right to use the water on the surface and subsurface of the Leased Premises, Lessor retains title to, and at Lessor’s option the right to, remove and sell water from said Leased Premises provided it does not unreasonably interfere with Lessee’s operations. There is further excepted and reserved to Lessor the full use of the Leased Premises and all rights with respect to the surface and subsurface thereof for any and all purposes except those granted and to the extent herein granted to Lessee, together with the rights of ingress and egress and use of the Leased Premises by Lessor, for all purposes (including, without limitation, any and all agricultural purposes) not inconsistent with the rights granted to Lessee in this Lease Agreement. All of the rights in and to the Leased Premises retained by Lessor and all of the rights in and to the Leased Premises granted to Lessee shall be exercised in such a manner that neither shall unduly interfere with the operations of the other.

Lessor hereby agrees that any merchantable timber, fences and other improvements which are not removed by Lessor from the Leased Premises within sixty (60) days following written notice from Lessee to Lessor of Lessee’s intent to mine any area of the Leased Premises upon which merchantable timber, fences and other improvements are located shall be deemed abandoned to Lessee for its disposal. However for any portion of the Leased Premises upon which pulp wood size or larger timber is standing and is harvest able, Lessee shall be obligated to provide at least six (6) months notice in advance to Lessor or pay fair market value for the saleable timber after either of which said timber shall be deemed abandoned to Lessee for its disposal. In addition, Lessee at Lessee’s expense shall relocate (including by means of replacement if necessary) to a location reasonably acceptable to Lessor all fences removed or to be removed by Lessee which are reasonably necessary for confining any livestock located on any portion of the Leased Premises.

C. Security Access. Lessor acknowledges that Lessee shall utilize valuable equipment in conducting its operation on the Leased Premises and Lessee may desire to secure the Leased Premises for the protection of its property. Accordingly, Lessor grants unto Lessee the right to utilize the existing fences and to otherwise secure the Leased Premises as it deems desirable. Lessor and Lessor’s agents, employees, partners, contractors, subcontractors, lessees, licensees, invitees and guests shall be permitted access to the Leased Premises to engage in the activities permitted them under this Lease Agreement and to make periodic inspections of Lessee’s operations. The right reserved unto Lessor and Lessor’s agents, employees, partners, contractors, subcontractors, lessees, licensees, invitees and guests shall be personal and non-assignable without the written consent of Lessee.

D. Lease Security. Lessee will take ordinary care and all safeguards a reasonably prudent operator would take to protect the Leased Premises and to prevent theft of all Materials produced from the Leased Premises. This includes, but is not limited to, the installation of all necessary equipment, seals, locks, or other appropriate protective devices on or at all access points at the lease’s production and storage systems where theft of said Materials can occur.

E. Inspections. Upon three (3) days prior written notice, Lessee’s mining, milling, and processing operations shall be subject at any reasonable time during regular business hours to inspection by Lessor and/or Lessor’s authorized representatives. This inspection right shall include the following: Lessor and/or Lessor’s authorized representatives are authorized to (a) check scales, sampling and assaying procedures as to their accuracy, (b) have full access to any of the entries, shafts, pits, stopes or workings on the Leased Premises, and c) examine all weight sheets, records and any other documents that may show in any way the Material output of the

Leased Premises. Copies of any records or other documents pertaining to these operations reasonably necessary in order for Lessor to reasonably verify the proper and timely performance by Lessee of Lessee’s obligations under this Lease Agreement shall be furnished to Lessor upon written request.

F. Required Deliveries. A log, sample analysis, or other information obtained from each test drilled or area sampled on the Leased Premises shall be delivered to Lessor upon a reasonable request as to time and place, and at the cost of Lessor. Further, Lessee shall furnish to Lessor by January 31 of each calendar year during the term of this Lease Agreement a map or plat showing all activities and workings conducted on or in association with this Lease Agreement during the immediately preceding calendar year.

17. [INTENTIONALLY OMITTED]

18. LESSOR’S LIEN WAIVER AND SUBORDINATION

Lessor waives any contractual, constitutional, or statutory lien in all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper, and any other personal property of Lessee located at the Leased Premises, and, if Lessee is not in default, Lessor, within ten (10) days of Lessee’s written request, will sign and deliver an estoppel letter to Lessee and/or any third party confirming this waiver.

19. HAZARDOUS MATERIALS

No Hazardous Material (except for motor vehicle fuels and lubricants used in the ordinary course of Lessee’s business at the Leased Premises and that are used, kept and disposed of off-site in compliance with Laws) shall be brought upon, used, kept, disturbed, processed, or disposed of in, on, under, at, about, or from the Leased Premises by Lessee or any other party during the Lease Agreement term without Lessor’s prior written consent, which consent may be withheld in Lessor’s sole and absolute discretion. All such Hazardous Materials (even if consented to by Lessor) shall be used, kept, processed, stored, treated and disposed of at the sole risk and expense of Lessee. If Contamination occurs as a result of an act or omission of any Lessee or any other party during the Lease Agreement term, Lessee shall, at its expense, promptly take all actions necessary to comply with Laws and to return the Leased Premises and any adjoining or affected property to its condition prior to such Contamination, subject to Lessor’s prior written approval of Lessee’s proposed methods, times and procedures for remediation. Lessee shall provide Lessor reasonably satisfactory evidence that such actions shall not adversely affect Lessor or any of Lessor’s agents, employees, partners, contractors, subcontractors, lessees, licensees, guests, or invitees or the Leased Premises or any other property. Lessor may require that a representative of Lessor be present during any such actions. If Lessee fails to take and diligently prosecute any necessary investigatory or other remedial actions within thirty (30) days after written notice from Lessor or any governmental agency (or any shorter period required by any governmental agency) that such investigatory or remedial action is required, Lessor may take such actions and Lessee shall reimburse Lessor for its costs therefore including those of any environmental consulting or attorneys fees, within thirty (30) days of Lessor’s invoice. For purposes of this Lease Agreement, a “Hazardous Material” is any substance (y) the presence of which requires, or may hereafter require, notification, investigation or remediation under any Laws; or (z) which is now or hereafter defined, listed, regulated, or subject to liability by any Law or governmental authority as a “hazardous waste,” extremely hazardous waste,” “solid waste,” “toxic substance,” “hazardous substance,” “hazardous material,” “regulated substance,” “pollutant,” “contaminant,” or otherwise regulated under or subject to liability under any Laws. “Contamination” means any release or threatened release of a Hazardous Material in, on, under, at, about, or from the Leased Premises which may result in any liability, fine, use restriction, cost recovery or contribution claim, lien, reporting, investigation, or remediation requirement, or other government or private party action or imposition affecting Lessor or any of Lessor’s agents, employees, partners, contractors, subcontractors, lessees, licensees, guests, or invitees or the Leased Premises. For purposes of this Lease Agreement, claims arising from Contamination shall include, but not be limited to, diminution in value, restrictions on use, and all costs of site investigation, response, remediation, removal and restoration work.

20. NOTICES

All notices, unless otherwise provided for herein, shall be in writing and delivered in person or by U.S. certified mail, return receipt requested to the respective parties at their respective addresses set forth in the caption of this Lease Agreement or such other address as shall be specified in a notice given by such party to the other in accordance with this Section. Lessee may send any and. all payments and Royalty accounting statements to Lessor by first class mail or as otherwise provided for herein. All said notices shall be deemed properly given at the time when delivered to the party to which such notice is directed in person or four (4) business days after being deposited in the United States Postal Service or nationwide overnight delivery service, properly addressed to such party, at such party’s mailing or direct delivery address set forth hereinabove with postage or delivery prepaid, sent by certified mail or overnight delivery, return receipt requested.

21. ASSIGNMENTS

A. By Lessee. Except for (i) the assignment of Lessee’s interest in this Lease, or any portion thereof, to Lessee’s lender, provided that such lender agrees to assume Lessee’s obligations hereunder upon any exercise of its interest herein at the time of such exercise; or (ii) the assignment of Lessee’s interest in this Lease in connection with the sale of substantially all of Lessee’s assets or stock, and provided that such purchaser assumes Lessee’s obligations hereunder, Lessee shall not assign, transfer or encumber any interest in this Lease Agreement without the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed by Lessor. Any attempted assignment in violation of this Section is voidable at Lessor’s option. Upon any permitted assignment by Lessee of this Lease Agreement, in whole or in part, the assignee will succeed to all rights and be subject to all liabilities, claims, obligations, penalties, and the like, theretofore incurred by the assignor, including any liabilities to Lessor for unpaid Royalties. However, such assignment will not have the effect of releasing the assignor from any liability, claim, obligation, penalty, or the like, theretofore accrued in favor of Lessor. In addition, upon any assignment of this Lease Agreement by Lessee, the assignee assumes, for the benefit of Lessor, the obligation to fulfill all provisions and covenants of this Lease Agreement, both expressed and implied. Assignee, as used in this section, shall also include any successor, devisee, legal representative or heir of an assignee who acquires any right or obligation initially held by that assignee under this Lease Agreement.

Upon any permitted assignment by Lessee of any divided part of this Lease Agreement, whether divided by acreage, zone, horizon, mineral or other similar method, such assigned interest shall become segregated from the remaining portion of this Lease Agreement so that from the date of such assignment or assignments, the provisions hereof shall extend and be applicable severally and separately to each segregated portion of the Leased Premises and so assigned, so that performance or lack of performance of the provisions hereof as to any segregated portion of this Lease Agreement shall not benefit or prejudice any other segregated portion, to the same extent as if each segregated portion of the Leased Premises are under separate leases.

In the case of any permitted assignment by Lessee of any undivided interest in this Lease Agreement, no covenant or condition hereof, implied or expressed, is divisible. Anything less than complete compliance with such covenants or conditions shall render this Lease Agreement subject to forfeiture and/or termination as provided by the provisions of this Lease Agreement.

B. By Lessor. Lessor shall not assign or transfer any interest in this Lease Agreement or sublease or allow any third party to use any portion of the Leased Premises without the prior written consent of Lessee, which consent shall not be unreasonably withheld, conditioned or delayed by Lessee. Any attempted assignment or subletting in violation of this Section is voidable at Lessee’s option. Upon any permitted assignment by Lessor of this Lease Agreement, in whole or in part, the assignee will succeed to all rights and be subject to all liabilities, claims, obligations, penalties, and the like, theretofore incurred by the assignor, including any liabilities to Lessee. However, such assignment will not have the effect of releasing the assignor from any liability, claim, obligation, penalty, or the like, theretofore accrued in favor of Lessee. In addition, upon any assignment of this Lease Agreement by Lessor, the assignee assumes, for the benefit of Lessee, the obligation to fulfill all provisions and covenants of this Lease Agreement, both expressed and implied. Assignee, as used in this section, shall also include any successor, devisee, legal representative or heir of an assignee who acquires any right or obligation initially held by that assignee under this Lease Agreement.

22. SUCCESSORS

This Lease Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective heirs, personal representatives, successors, and permitted assigns of the parties hereto.

23. ENTIRE AGREEMENT

This Lease Agreement, together with the Escrow Agreement, comprises the entire agreement between the parties hereto with respect to the subject matter hereof and may only be changed or modified by an agreement in writing executed by all parties and, with respect to the Escrow Agreement, the Escrow Agent.

24. SEVERABILITY

In the event any provision of this Lease Agreement conflicts with any law under which this Lease Agreement is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction of the parties to this Lease Agreement, such provision shall be deemed deleted from the Lease Agreement and the Lease Agreement shall be construed to give effect to the remaining provisions thereof.

25. GOVERNING LAW

This Lease Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Texas. Exclusive venue for any court action or litigation in connection therewith shall lie in the state courts of Hood County, Texas. In the event any action is brought to interpret or enforce this Lease Agreement, then the prevailing party in such action shall be entitled to recover from the other party attorney’s fees and court cost incurred in such action.

26. MEMORANDUM OF LEASE

Lessor and Lessee agree to sign a Memorandum of Lease Agreement for recording purposes if either party requests. Such Memorandum of Lease Agreement shall be in form and substance reasonably satisfactory to Lessor and Lessee.

27. CONDEMNATION

If, during the lease term, or any extension of the lease term, all or a part of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance, or regulation or right of eminent domain, or are sold to the condemning authority under threat of condemnation, this lease will terminate, and any royalties owed for the unexpired term of this lease, or extension thereof, will be forgiven.

[SIGNATURE PAGE TO FOLLOW]

THUS DONE AND SIGNED by the respective parties hereto, after due and complete reading of the whole, to be effective for all purposes as of the date first above written.

LESSOR:

GHMR Operations, LLC, a Texas limited liability company

By:	/s/ Marty Robertson
Name:	Marty Robertson
Title:	Member

LESSEE:

Lonestar Prospects, Ltd., a Texas limited partnership

By: GRJ Holdings, L.L.C., a Texas limited liability company, its General Partner

By:	/s/ Gary Humphreys
Name:	Gary Humphreys
Title:	Member

Exhibit “A”

Exhibit “A-1”

395.772 acres, more or less, being parts of the JAMES TURNER SURVEY, Abstract No. 557, the L. E. EARNEST SURVEY, Abstract No. 883, the E. M. CAULDER SURVEY, Abstract No, 863, the H.D, CAULDER SURVEY, Abstract No. 862 and the McK1NNEY and WILLIAMS SURVEY, Abstract No. 410 situated in Hood County, Texas; embracing portions of the First Tract the 80 acres tract, the Third Tract the 22-17/100 acres tract, the Fourth Tract the 63-81/100 acres tract, the Fifth Tract the 80 acres tract, the Sixth Tract the 80 acres tract, the Seventh Tract the 50-51/100 acres tract, and the Eight Tract the 108-1/10 acres tract, and all of the Second Tract the 29-53/100 acres tract, and all of the Ninth Tract the 4-79/100 acres tract described in the deed to F. B. Mabery and wife, Charlene Mabery recorded in volume 138, page 146 of the Deed Records of Hood County, Texas and described by metes and bounds as follows:

Beginning at  1⁄2” iron found for the northeast corner of the 3-515/1000 acres tract described in the deed to William E. Miller and wife, Etta L. Miller recorded in volume 1301, page 498 of the Real Records of Hood County, Texas and being in the north line of said Eighth Tract, and in the south line of Colony Road as fenced.

Thence north 60 degrees-38 minutes-50 seconds east, along the north line of said Eighth Tract, and the south line of said Colony Road as fenced, to and along the north line of said Seventh Tract, 745-43 /100 feet to a 1/2” iron found for the northwest corner of the 10-585/1000 acres tract described in the deed to Larry A. Wilson and wife, Terri K, Wilson recorded in volume 1301, page 501 of the said Real Records.

Thence south 30 degrees-53 minutes-29 seconds east, along the west line of said 10-585/1000 acres tract, 858-44 /100 feet to a 1/2” iron found in concrete for the southwest corner of said 10-585/1000 acres tract,

Thence north 58 degrees-44 minutes-10 seconds east, along the south line of said 10-585/1000 acres tract, 538-15 /100 feet to a 1/2” iron found for the southeast corner of said 10-585/1000 acres tract, and in the west line of the 24-99/100 acres tract described in the deed to Helen Louise Murray recorded in volume 1648, page 134 of the said Real Records for an east line of said Fourth Tract.

Thence south 30 degrees-57 minutes-20 seconds east, along the west line of said 24-99/100 acres tract for an east line of said Fourth Tract, 176-08 /100 feet to a 1/2” iron found for the southwest corner of said 24-99/100 acres tract and for the northwest corner of the 13-574/1000 acres tract described in the deed to Chad Gehrke recorded in Volume 1706, page 902 of the said Real Records .

Thence south 31 degrees-16 minutes-44 seconds east, along the west line of said 13-574/1000 acres tract, for an east line of said Fourth Tract, 402-42 /100 fret to a 5/8” iron found for the southwest corner of said 13-574/1000 acres tract, and for the northwest corner of the 38 acres tract described in the deed to Dawnell Shelley recorded in volume 2041, page 97 of the said Real Records.

Thence south 31 degrees-07 minutes-08 seconds east, along the west line of said 38 acres tract, for an east line of said Fourth Tract, 663-86 /100 feet to a 5/8” iron found for the southwest corner of said 38 acres tract, and for the northwest corner of Tract Two, the 16-667/1000 acres tract described in the deed to Evert Randall Bentley and wife, Anita Deanne Bentley recorded in volume 1484, page 633 of the said Real Records.

Thence south 30 degrees-52 minutes-41 seconds east, along the west line of said Tract Two for an east line of said Fourth Tract, 493-02 /100 feet to a 1” iron found in concrete for the southwest corner of said Tract Two, and for a re-entrant corner of said Fourth Tract.

Thence north 59 degrees-03 minutes-53 seconds east, along the south line of said Tract Two, to and along the south line of Tract One, the 13-333/1000 acres tract described in said deed to Evert Randall Bentley and wife, Anita Deanne Bentley recorded in volume 1484, page 633 of the said Real Records for a north line of said Fourth Tract, 2639-21 /100 feet to a  1⁄2” iron found for the southeast corner of said Tract One, and for the northeast corner of said Fourth Tract, in a west line of Colony Road as fenced.

Thence south 33 degrees-40 minutes-57 seconds east, along the most easterly line of said Fourth Tract, and a west line of said Colony Road as fenced, 438-47 /100 feet to a 60d nail found for a southeast corner of said Fourth Tract, in the north line of said Sixth Tract, and in a south line of Colony Road as fenced.

Thence north 59 degrees-40 minutes-44 seconds east, along the north line of said Sixth Tract, to and along the north line of said Ninth Tract, for a south line of said Colony Road as fenced, 3027-14 /100 feet to a 5/8” capped iron set for the northeast corner of said Ninth Tract, in the northwesterly right-of-way of the Cen-Tex Rail Line.

Thence southwesterly, along the northwesterly right-of-way of said Cen-Tex Rail Line, the following:

south 43 degrees-43 minutes-04 seconds west 100-00 /100 feet;

south 39 degrees-40 minutes-43 seconds west 100-00 /100 feet;

south 36 degrees-01 minute-42 seconds west 100-00 /100 feet;

south 32 degrees-59 minutes-08 seconds west 93-80 /100 feet to a 5/8” capped iron set;

south 33 degrees-07 minutes-40 seconds west 1056-26 /100 feet to a 5/8” capped iron set;

south 33 degrees-05 minutes-27 seconds west 100-03 /100 feet;

south 32 degrees-47 minutes-26 seconds west 100-00 /100 feet;

south 31 degrees-41 minutes-18 seconds west 100-00 /100 feet;

south 29 degrees-37 minutes-11 seconds west 100-00 /100 feet;

south 24 degrees-31 minutes-24 seconds west 100-00 /100 feet;

south 22 degrees-18 minutes-36 seconds west 100-00 /100 feet;

south 17 degrees-53 minutes-52 seconds west 100-00 /100 feet;

south 13 degrees-50 minutes-45 seconds west 100-00 /100 feet;

south 10 degrees-35 minutes-18 seconds west 100-00 /100 feet;

south 09 degrees-26 minutes-43 seconds west 41-94 /100 feet to a 5/8” capped iron set;

south 09 degrees-03 minutes-16 seconds west 496-66 /100 feet to a 5/8” capped iron set;

south 09 degrees-11 minutes-14 seconds west 100-00 /100 feet;

south 10 degrees-36 minutes-39 seconds west 100-00 /100 feet;

south 14 degrees-33 minutes-01 second west 100-00 /100 feet;

south 20 degrees-59 minutes-35 seconds west 100-00 /100 feet;

south 26 degrees-55 minutes-38 seconds west 100-00 /100 feet;

south 34 degrees-51 minutes-50 seconds west 100-00 /100 feet;

south 40 degrees-52 minutes-00 seconds west 100-00 /100 feet;

south 47 degrees-49 minutes-47 seconds west 100-00 /100 feet;

south 53 degrees-09 minutes-07 seconds west 77-08 /100 feet to a 5/8” capped iron set;

south 41 degrees-47 minutes-32 seconds west 103-22 /100 feet to a 5/8” capped iron set;

south 56 degrees-35 minutes-46 seconds west 373-25 /100 feet to a 5/8” capped iron set;

south 56 degrees-56 minutes-22 seconds west 100-00 /100 feet;

south 58 degrees-38 minutes-50 seconds west 100-00 /100 feet;

south 60 degrees-55 minutes-29 seconds west 100-00 /100 feet;

south 63 degrees-45 minutes-02 seconds west 100-00 /100 feet;

south 67 degrees-30 minutes-12 seconds west 100-00 /100 feet;

south 71 degrees-16 minutes-11 seconds west 100-00 /100 feet;

south 72 degrees-29 minutes-53 seconds west 100-00 /100 feet;

south 75 degrees-39 minutes-02 seconds west 100-00 /100 feet;

south 75 degrees-44 minutes-45 seconds west 42-02 /100 feet to a 5/8” capped iron set;

south 76 degrees-23 minutes-11 seconds west 824-79 /100 feet to a 5/8” capped iron set;

south 76 degrees-23 minutes-50 seconds west 97-62 /100 feet;

south 76 degrees-17 minutes-02 seconds west 100-00 /100 feet;

south 75 degrees-45 minutes-33 seconds west 100-00 /100 feet;

south 76 degrees-00 minutes-14 seconds west 100-00 /100 feet;

south 74 degrees-00 minutes-21 seconds west 100-00 /100 feet;

south 71 degrees-39 minutes-49 seconds west 100-00 /100 feet;

south 69 degrees-04 minutes-31 seconds west 100-00 /100 feet;

south 68 degrees-18 minutes-58 seconds west 54-33 /100 feet to a 5/8” capped iron set;

south 80 degrees-20 minutes-31 seconds west 95-03 /100 feet to a 5/8” capped iron set;

south 63 degrees-11 minutes-00 seconds west 100-00 /100 feet;

south 60 degrees-47 minutes-50 seconds west 100-00 /100 feet;

south 58 degrees-32 minutes-01 second west 100-00 /100 feet;

south 56 degrees-23 minutes-06 seconds west 100-00 /100 feet;

south 54 degrees-16 minutes-31 seconds west 100-00 /100 feet;

south 53 degrees-40 minutes-54 seconds west 43-04 /100 feet to a 5/8” capped iron set;

south 52 degrees-58 minutes-24 seconds west 539-86 /100 feet to a 5/8” capped iron set in the west line of said First Tract, and for the southeast corner of the 100 acres tract described in the deed to W. Fleming Jordan recorded in volume 420, page 459 of the said Deed Records.

Thence northwesterly, to and generally along a fence for the east line of said 100 acres tract, and for the west line of said First Tract, the following;

north 32 degrees-08 minutes-29 seconds west 715-86 /100 feet;

north 28 degrees-28 minutes-33 seconds west 726-36 /100 feet to a cross-tie fence post;

north 31 degrees-41 minutes-02 seconds west 493-13 /100 feet to a cross-tie fence corner post for the northeast corner of said 100 acres tract, and for the northwest corner of said First Tract, in the south line of said Eighth Tract.

Thence southwesterly, generally along a fence for the north line of said 100 acres tract, and for the south line of said Eighth Tract, the following:

south 59 degrees-35 minutes-45 seconds west 491-85 /100 feet;

south 59 degrees-05 minutes-13 seconds west 690-62 /100 feet;

south 59 degrees-29 minutes-51 seconds west 320-63 /100 feet to a cross-tie fence corner post for the southwest corner of said Eighth Tract, in the east line of the 50 acres tract described in the deed to W. Fleming Jordan recorded in volume 420, page 459 of the said Deed Records.

Thence northwesterly, generally along a fence for the west line of said Eighth Tract, and the east line of said 50 acres tract, the following:

north 30 degrees-59 minutes-00 seconds west 639-96 /100 feet;

north 30 degrees-44 minutes-45 seconds west 503-55 /100 feet;

north 30 degrees-45 minutes-27 seconds west 598-84 /100 feet to a  1⁄2” iron found in concrete for the southwest corner of the 29-165/1000 acres tract described in the deed to William E. Miller and wife, Etta L. Miller recorded in volume 1227, page 631 of the said Real Records.

Thence north 58 degrees-41 minutes-57 seconds east, along the south line of said 29-165/1000 acres tract, to and along the south line of said 3-515/1000 acres tract, 1575-23 /100 feet to a corner from which a 3” pipe fence corner post bears north 48 degrees-03 minutes-36 seconds west 0-84/100 of a foot.

Thence north 28 degrees-07 minutes-47 seconds west, along the east line of said 3-515/1000 acres tract, 885-37 /100 feet to the place of beginning and containing 395-772/1000 acres of which 253-242/1000 acres lies within said TURNER SURVEY, and 54-819/1000 acres lies within said L. E. EARNEST SURVEY, and 65-472/1000 acres lies within said H.D. CAULDER SURVEY, and 17-495/1000 acres lies within said E. M. CAULDER SURVEY, and 4-744/1000 acres lies within said McKINNEY and WILLIAMS SURVEY.

EXHIBIT A-2

PART OF THE RICHARD RAINS SURVEY, ABSTRACT NO. 485 SITUATED IN HOOD COUNTY, TEXAS; EMBRACING ALL OF THE FIRST AND SECOND TRACTS DESCRIBED IN THE DEED TO DOROTHY JEAN CHERRY AND CAROLYN SUE CHERRY COX RECORDED IN VOLUME 279 PAGE 461 OF THE DEED RECORDS OF HOOD COUNTY, TEXAS AND DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

THE BEARINGS ARE PER THE TEXAS COORDINATE SYSTEM NORTH CENTRAL ZONE NAD 83 (1993). ALL 5/8” CAPPED IRONS SET IN THIS DESCRIPTION ARE MARKED (BROOKES BAKER SURVEYORS).

BEGINNING AT A  1⁄2” IRON FOUND FOR THE MOST WESTERLY CORNER OF THE SAID FIRST TRACT, AND FOR THE MOST NORTHERLY CORNER OF THE 47-20/100 ACRES TRACT DESCRIBED IN THE DEED TO ABEL SALAS JR., RECORDED IN VOLUME 2477 PAGE 592 OF THE REAL RECORDS OF HOOD COUNTY, TEXAS AND FOR THE SOUTHEASTERLY LINE OF THE 270-647/1000 ACRES TRACT DESCRIBED IN THE DEED TO BASCOM M. HIGGINBOTTOM RECORDED IN VOLUME 1563 PAGE 6 OF THE SAID REAL RECORDS.

THENCE NORTH 59 DEGREES-11 MINUTES-58 SECONDS EAST, ALONG THE NORTHWESTERLY LINE OF THE SAID FIRST TRACT, AND THE SAID SOUTHEASTERLY LINE OF THE SAID 270-647/1000 ACRES TRACT, GENERALLY ALONG A FENCE, 969-42/100 FEET TO A 4” PIPE FENCE CORNER POST FOUND FOR THE MOST EASTERLY CORNER OF THE SAID 270-647/1000 ACRES TRACT.

THENCE NORTH 58 DEGREES-44 MINUTES-10 SECONDS EAST, ALONG THE NORTHWESTERLY LINE OF THE SAID SECOND TRACT, GENERALLY ALONG A FENCE, 1108-61/100 FEET TO A 4” PIPE FENCE CORNER POST FOUND FOR THE MOST NORTHERLY CORNER OF THE SAID SECOND TRACT.

THENCE SOUTH 30 DEGREES-26 MINUTES-06 SECONDS EAST, ALONG THE NORTHEASTERLY LINE OF THE SAID SECOND TRACT, GENERALLY ALONG A FENCE, 1731-09/100 FEET TO THE NORTHWESTERLY LINE OF THE CEN-TEX RAIL LINK, LTD., RECORDED IN VOLUME 1429 PAGE 152 OF THE SAID REAL RECORDS, FROM WHICH A 3” PIPE FENCE CORNER POST BEARS SOUTH 30 DEGREES-26 MINUTES-06 SECONDS EAST 0-57/100 OF A FOOT.

THENCE SOUTHWESTERLY, ALONG THE SOUTHEASTERLY LINE OF THE SAID SECOND AND FIRST TRACT, AND THE NORTHWESTERLY LINE OF THE SAID CEN-TEX RAILROAD TRACT, THE FOLLOWING;

SOUTH 36 DEGREES-35 MINUTES-05 SECONDS WEST 139-26/100 FEET,

SOUTH 34 DEGREES-29 MINUTES-00 SECONDS WEST 100-00/100 FEET,

SOUTH 32 DEGREES-37 MINUTES-58 SECONDS WEST 100-00/100 FEET,

SOUTH 31 DEGREES-34 MINUTES-53 SECONDS WEST 100-00/100 FEET TO A 5/8” CAPPED IRON SET,

SOUTH 30 DEGREES-58 MINUTES-51 SECONDS WEST 1678-31/100 FE ET TO A 5/8” CAPPED IRON SET,

SOUTH 31 DEGREES-07 MINUTES-28 SECONDS WEST 100-00/100 FEET,

SOUTH 31 DEGREE S-38 MINUTES-31 SECONDS WEST 109-26/100 FEET,

SOUTH 32 DEGREES-17 MINUTES-26 SECONDS WEST 32-66/100 FEET

TO THE MOST SOUTHERLY CORNER OF THE SAID FIRST TRACT, FROM WHICH A 5/8” IRON FOUND FOR THE MOST EASTERLY CORNER OF THE SAID 47-20/100 ACRES TRACT BEARS SOUTH 30 DEGREES-19 MINUTES-16 SECONDS EAST 4-07/100 FEET.

THENCE NORTH 30 DEGREES-19 MINUTES-16 SECONDS WEST, ALONG THE SOUTHWESTERLY LINE OF THE SAID FIRST TRACT, AND ALONG THE NORTHEASTERLY LINE OF TILE SAID 47-20/100 ACRES TRACT, 2814-59/100 FEET TO THE PLACE OF BEGINNING AND CONTAINING 107-922/1000 ACRES, MORE OR LESS.

EXHIBIT A-3

BEING PARTS OF THE JOHN NEWBY SURVEY, ABSTRACT NO. 430, THE RACHEL STORY SURVEY, ABSTRACT NO. 501, AND THE JAMES TURNER SURVEY, ABSTRACT NO. 557 SITUATED IN HOOD COUNTY, TEXAS; EMBRACING A PORTION OF THE 359-50/100 ACRES TRACT DESCRIBED IN THE DEED TO BASCOM M. HIGGINBOTTOM RECORDED IN VOLUME 1591, PAGE 768 OF THE REAL RECORDS OF HOOD COUNTY, TEXAS AND A PORTION OF THE 270-647/1000 ACRES TRACT DESCRIBED IN THE DEED TO BASCOM M. HIGGINBOTTOM RECORDED IN VOLUME 1563, PAGE 6 OF THE SAID REAL RECORDS, AND ALL OF THE 1-60/100 ACRES TRACT DESCRIBED IN THE AFFIDAVIT OF POSSESSION RECORDED IN DOCUMENT NO. 2013-0011528 OF THE SAID REAL RECORDS, AND DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

THE BASIS FOR BEARINGS IS THE TEXAS COORDINATE. SYSTEM NORTH CENTRAL ZONE NAD 83 (2011). THE LENGTHS SHOWN HEREON ARE HORIZONTAL GROUND LENGTHS. ALL 5/8” CAPPED IRONS SET CALLED FOR IN THIS DESCRIPTION ARE MARKED (BROOKES BAKER SURVEYORS).

BEGINNING AT  1⁄2” IRON FOUND FOR THE MOST NORTHERLY NORTHWEST CORNER OF SAID 359-50/100 ACRES TRACT, AND FOR THE NORTHEAST CORNER OF THE 114-3/10 ACRES TRACT DESCRIBED IN THE DEED TO ANNETTE MUSICK RECORDED IN VOLUME 2365, PAGE 575 OF THE SAID REAL RECORDS, FOR THE SOUTH LINE OF COLONY ROAD.

THENCE NORTHEASTERLY, ALONG THE MOST NORTHERLY LINE OF SAID 359-50/100 ACRES TRACT, FOR THE SOUTH LINE OF SAID COLONY ROAD, THE FOLLOWING:

NORTH 59 DEGREES-15 MINUTES-37 SECONDS EAST 885-90 /100 FEET TO A 5/8” CAPPED IRON SET;

NORTH 59 DEGREES-49 MINUTES-26 SECONDS EAST 755-26 /100 FEET’ TO A 5/8” CAPPED IRON SET.

THENCE SOUTH 30 DEGREES-05 MINUTES-43 SECONDS EAST 502-86 /100 FEET TO A 5/8” CAPPED IRON SET,

THENCE NORTH 59 DEGREES-46 MINUTES-39 SECONDS EAST, TO AND ALONG THE SOUTH LINE OF THE 4-04/100 ACRES TRACT DESCRIBED IN THE DEED TO WAYLAND M. HIGGINBOTTOM AND KATHY J. HIGGINBOTTOM RECORDED IN DOCUMENT NO. 2013-0009650 OF THE SAID REAL RECORDS, 533-54 /100 FEET TO A 2” PIPE FENCE CORNER POST FOR THE SOUTHEASTERLY CORNER OF SAID 4-04/100 ACRES TRACT.

THENCE NORTH 30 DEGREES-07 MINUTES-36 SECONDS WEST, ALONG THE EASTERLY LINE OF SAID 4-84/100 ACRES TRACT, 502-43 /100 FEET TO THE NORTHEASTERLY CORNER OF SAID 4-04/100 ACRES TRACT, IN THE NORTHERLY LINE OF SAID 359-50/100 ACRES TRACT, FROM WHICH A 3/8” CAPPED IRON FOUND MARKED RPLS 5531 BEARS SOUTH 30 DEGREES-07 MINUTES-36 SECONDS EAST 2-60/100 FEET.

THENCE NORTH 59 DEGREES-49 MINUTES-26 SECONDS EAST, ALONG THE NORTHERLY LINE OF SAID 359-50400 ACRES TRACT. FOR THE. SOUTHERLY LINE OF SAID COLONY ROAD. 538-04/100 FEET TO A  1⁄2” FOUND FOR THE NORTHEASTERLY CORNER OF SAID 359-50/100 ACRES TRACT, AND FOR THE NORTHWESTERLY CORNER OF THE 20 ACRES TRACT DESCRIBED IN THE DEED TO JACE A. GREEN AND SHAWNA C. GREEN RECORDED IN VOLUME 2170, PAGE 628 OF THE SAID REAL RECORDS.

THENCE SOUTH 29 DEGREES-53 MINUTES-34 SECONDS EAST, ALONG THE EASTERLY LINE OF SAID 359-50/100 ACRES TRACT, AND THE WESTERLY LINE OF SAID 20 ACRES TRACT, 2718-60/100 FEET TO A 5/8” CAPPED IRON SET FOR THE SOUTHEAST CORNER OF SAID 359-50/100 ACRES TRACT, AND THE SOUTHWEST CORNER OF SAID 20 ACRES TRACT, FOR THE NORTHERLY LINE OF SAID 270-647/1000 ACRES TRACT.

THENCE NORTHEASTERLY, ALONG THE SOUTHERLY LINE OF SAID 20 ACRES TRACT, TO AND ALONG THE SOUTHERLY LINE OF THE 82-09/100 ACRES TRACT DESCRIBED IN THE DEED TO ANITA K. SCHMID, AS TRUSTEE OF THE ANITA K. SCHMID REVOCABLE LIVING TRUST RECORDED IN VOLUME 1934, PAGE 902 OF THE SAID REAL RECORDS, THE FOLLOWING:

NORTH 58 DEGREES-24 MINUTES-16 SECONDS EAST 856-18/100 FEET; NORTH 59 DEGREES-29 MINUTES-07 SECONDS EAST 496-32/100 FEET TO A 3” PIPE FENCE CORNER POST FOR THE SOUTHWESTERLY CORNER OF SAID 1-60/100 ACRES TRACT.

THENCE NORTH 31 DEGREES-50 MINUTES-56 SECONDS WEST, ALONG THE WESTERLY LINE OF SAID 1-60/100 ACRES TRACT, 83-38 /100 FEET TO A 3/4” IRON FOUND FOR THE NORTHWESTERLY CORNER OF SAID 1-60/100 ACRES TRACT, AND THE SOUTHWESTERLY CORNER OF LOT 10 OF POST OAK ACRES, A SUBDIVISION IN HOOD COUNTY, TEXAS ACCORDING TO THE PLAT THEREOF RECORDED IN SLIDE A-126 OF THE PLAT RECORDS OF HOOD COUNTY, TEXAS.

THENCE NORTH 59 DEGREES-01 MINUTE-09 SECONDS EAST, ALONG THE NORTHERLY LINE OF SAID 1-60/100 ACRES TRACT, AND THE SOUTHERLY LINE OF SAID LOT 10, A DISTANCE OF 791-70/100 FEET TO A 5/8” CAPPED IRON SET FOR THE NORTHEASTERLY CORNER OF SAID 1-60/100 ACRES TRACT, AND A RE-ENTRANT CORNER OF SAID LOT 10.

THENCE SOUTH 28 DEGREES-09 MINUTES-52 SECONDS EAST, ALONG THE EASTERLY LINE OF SAID 1-60/1011 ACRES TRACT, 93-30 /100 FEET TO A 5/8” CAPPED IRON SET FOR THE SOUTHEASTERLY CORNER OF SAID 1-60/100 ACRES TRACT, FOR A SOUTHERLY CORNER OF SAID LOT 10, AND FOR A NORTHERLY LINE OF SAID 270-647/1000 ACRES TRACT.

THENCE NORTH 62 DEGREES-30 MINUTES-39 SECONDS EAST, ALONG A SOUTHERLY LINE OF SAID LOT 10 FOR THE NORTHERLY LINE OF SAID 270-647/1000 ACRES TRACT, TO AND ALONG THE SOUTHERLY LINE OF LOT 12 OF SAID POST OAK ACRES, 538-42/100 FEET TO A 5/8” CAPPED IRON SET FOR THE SOUTHEASTERLY CORNER OF SAID LOT 12, AND FOR A RE-ENTRANT CORNER OF SAID 270-647/1000 ACRES TRACT.

THENCE NORTHWESTERLY, ALONG THE EASTERLY LINE OF SAID LOT 12, FOR THE MOST NORTHERLY WEST LINE OF SAID 270-647/1000 ACRES TRACT, THE FOLLOWING:

NORTH 31 DEGREES-57 MINUTES-17 SECONDS WEST 417-55 /100 FEET TO A ALUMINUM CAPPED IRON FOUND MARKED CLARK;

NORTH 26 DEGREES-06 MINUTES-28 SECONDS WEST 370-68 /100 FEET TO A 3/4” IRON FOUND FOR A EASTERLY LINE OF SAID LOT 12, IN THE SOUTHERLY LINE OF LOT 5 OF SAID POST OAK ACRES, AND FOR THE MOST NORTHERLY NORTHWEST CORNER OF SAID 270-647/1000 ACRES TRACT.

THENCE NORTHEASTERLY, ALONG THE SOUTHERLY LINE OF SAID LOT 5, TO AND ALONG THE SOUTHERLY LINE OF LOT 4 OF SAID POST OAK ACRES, FOR THE NORTHERLY LINE OF SAID 270-647/1000 ACRES TRACT, THE FOLLOWING:

NORTH 58 DEGREES-38 MINUTES-19 SECONDS EAST 561-96 /100 FEET TO A 5/8” IRON FOUND;

NORTH 10 DEGREES-24 MINUTES-01 SECOND EAST 20-81 /100 FEET TO A 5/8” CAPPED IRON FOUND MARKED RPLS 5236 FOR THE COMMON SOUTH CORNER OF SAID LOT 4 AND 5;

NORTH 57 DEGREES-52 MINUTES-37 SECONDS EAST 233-70 400 FEET TO THE NORTHEAST CORNER OF SAID 270-647/1000 ACRES TRACT, FROM WHICH A 3” PIPE FENCE CORNER POST BEARS NORTH 25 DEGREES-26 MINUTES-13 SECONDS EAST 0-55/100 OF A FOOT.

THENCE SOUTH 30 DEGREES-48 MINUTES-22 SECONDS EAST, ALONG THE EASTERLY LINE OF SAID 270-647/1000 ACRES TRACT, GENERALLY ALONG A FENCE, 3112-95/100 FEET TO A 4” PIPE FENCE CORNER POST FOR THE SOUTHEASTERLY CORNER OF SAID 270-647/1000 ACRES TRACT, IN THE NORTHERLY LINE OF THE SECOND TRACT 50 ACRE TO DOROTHY JEAN CHERRY, AND CAROLYN SUE CHERRY COX RECORDED IN VOLUME 279, PACE 461 OF THE SAID DEED RECORDS.

THENCE SOUTH 59 DEGREES-11 MINUTES-59 SECONDS WEST, ALONG THE SOUTH LINE OF SAID 270-647/1000 ACRES TRACT, AND THE NORTHERLY LINE OF SAID SECOND TRACT, TO AND ALONG THE NORTHERLY LINE OF THE FIRST TRACT, 50 ACRES DESCRIBED IN SAID DEED TO DOROTHY JEAN CHERRY, AND CAROLYN SUE CHERRY COX RECORDED IN VOLUME 279, PAGE 461 OF THE SAID DEED RECORDS, 969-42 /100 FEET TO  1⁄2” IRON FOUND FOR THE NORTHWEST CORNER OF SAID FIRST TRACT, AND THE NORTHEAST CORNER OF THE 47-20/100 ACRES TRACT DESCRIBED IN THE DEED TO ABEL SALAS, JR. RECORDED IN VOLUME 2477, PAGE 592 OF THE SAID REAL RECORDS.

THENCE SOUTH 58 DEGREES-50 MINUTES-43 SECONDS WEST, CONTINUING ALONG THE SOUTHERLY LINE OF SAID 270-647/1000 ACRES TRACT, AND THE NORTHERLY LINE OF SAID 47-20/100 ACRES TRACT, TO AND ALONG THE NORTHERLY LINE OF THE 185-661/1000 ACRES TRACT DESCRIBED IN THE DEED TO EPH I. CUMMINS RECORDED IN VOLUME 1336, PAGE 303 OF THE SAID REAL RECORDS AND DESCRIBED IN VOLUME 127, PAGE 276 OF THE SAID DEED RECORDS, 1703-30 /100 FEET TO A 3/8” IRON FOUND FOR A SOUTHWESTERLY CORNER OF SAID 270-647/1000 ACRES TRACT, IN THE EASTERLY LINE OF THE 103-5151/10000 ACRES TRACT DESCRIBED IN THE DEED TO DANIEL C. FAUBER AND CAROLYN M. FAUBER RECORDED IN DOCUMENT NO. 2011-0004488 OF THE SAID REAL RECORDS.

THENCE NORTH 30 DEGREES-18 MINUTES-59 SECONDS WEST, ALONG A WESTERLY LINE OF SAID 270-647/1000 ACRES TRACT, AND THE EASTERLY LINE OF SAID 103-5151/10000 ACRES TRACT, 527-26 /100 FEET TO A 3” PIPE FENCE CORNER POST FOR A RE-ENTRANT CORNER OF SAID 270-647/1000 ACRES TRACT, AND FOR THE NORTHEASTERLY CORNER OF SAID 103-5151/10000 ACRES TRACT, FROM WHICH A 3/8” IRON FOUND BEARS NORTH 08 DEGREES-32 MINUTES-29 SECONDS WEST 1-15/100 FEET.

THENCE SOUTH 59 DEGREES-40 MINUTES-23 SECONDS WEST, ALONG A SOUTHERLY LINE OF SAID 270-647/1000 ACRES TRACT, ALONG THE NORTHERLY LINE OF SAID 103-5151/10000 ACRES TRACT, 1725-44 /100 FEET TO A CORNER FROM WHICH A 3” PIPE FENCE CORNER POST BEARS NORTH 32 DEGREES-27 MINUTES-05 SECONDS WEST 0-61/100 OF A FOOT.

THENCE NORTH 32 DEGREES-27 MINUTES-05 SECONDS WEST 1813-73/100 FEET TO A 5/8” CAPPED IRON SET.

THENCE SOUTH 60 DEGREES-05 MINUTES-26 SECONDS WEST 962-40/100 FEET TO A 5/8” CAPPED IRON SET.

THENCE SOUTH 61 DEGREES-20 MINUTES-53 SECONDS WEST 834-78/100 FEET TO A  1⁄2” IRON FOUND FOR A RE-ENTRANT CORNER OF SAID 359-50/100 ACRES TRACT, AND FOR THE SOUTHEAST CORNER OF SAID 114-3/10 ACRES TRACT.

THENCE NORTH 29 DEGREES-23 MINUTES-38 SECONDS WEST, ALONG THE MOST NORTHERLY WEST LINE OF SAID 359-50/100 ACRES TRACT, AND THE EAST LINE OF SAID 114-3/10 ACRES TRACT, 2678-24/100 FEET TO THE PLACE OF BEGINNING AND CONTAINING 395-113/1000 ACRES.

EXHIBIT B

Easement Agreement for Ingress and Egress dated November 3, 2014 between GHMR Operations, LLC and Bascom M. Higginbottom and Betty HiggInbottom.

SCHEDULE B

(Continued)

13.	The following matters and all terms of the documents creating or offering evidence of the matters:

a.	Easement from T.E. Carter to Community Public Service Company, dated March 26, 1940, recorded in Volume 82, Page 220, Deed Records, Hood County, Texas.

b.	Easement from W.N. Dawson and Mollie Dawson to Brazos River Transmission Electric Cooperative, Inc., dated September 27, 1941, recorded in Volume 88, Page 411, Deed Records, Hood County, Texas.

c.	Easement from S.L. Mcllroy to Brazos River Transmission Electric Cooperative, Inc., dated December 12, 1941, recorded in Volume 88, Page 414, Deed Records, Hood County, Texas.

d.	Easement from Maud McIntosh and Virgil McIntosh to Brazos River Transmission Electric Cooperative, Inc., dated November 8, 1941, recorded in Volume 88, Page 415, Deed Records, Hood County, Texas.

e.	Easement from Joe Mcllroy to Brazos River Transmission Electric Cooperative, Inc., dated November 15, 1941, recorded in Volume 88, Page 416, Deed Records, Hood County, Texas.

f.	Easement from Mrs. G.M. Hufstedler to Brazos River Transmission Electric Cooperative, Inc., dated November 20, 1941, recorded in Volume 88, Page 418, Deed Records. Hood County, Texas.

g.	Easement from H.M. Mcllroy and Mrs. Josephine Mcllroy to Brazos River Transmission Electric Cooperative, Inc., dated November 19, 1941, recorded in Volume 88, Page 419, Deed Records, Hood County, Texas.

h.	Easement from Dr. T.A. Mcllroy Jr. to Brazos River Transmission Electric Cooperative, Inc., dated November 25, 1941, recorded in Volume 88, Page 420, Deed Records, Hood County, Texas.

i.	Easement from Martha J.E. Akers and J.W. Akers to Brazos River Transmission Electric Cooperative, Inc., dated December 5, 1941, recorded in Volume 88, Page 422, Deed Records, Hood County, Texas.

j.	Easement from T.E. Carter and Myrtle Carter to Brazos River Transmission Electric Cooperative, Inc., dated September 22, 1941, recorded in Volume 88, Page 430, Deed Records, Hood County, Texas.

k.	Easement from Dan R. Carter and Frances Foote Carter to Brazos River Transmission Electric Cooperative, Inc., dated March 26, 1945, recorded in Volume 90, Page 417, Deed Records, Hood County, Texas.

FORM T-7: Commitment for Title Insurance
Schedule B	118001691

SCHEDULE B

(Continued)

l.	Easement from Dan R. Carter and Frances Foote Carter to Brazos River Transmission Electric Cooperative, Inc., dated March 26, 1945, recorded in Volume 90, Page 418, Deed Records, Hood County, Texas.

m.	Easement from Dan R. Carter and Margaret J. Carter to W.H. Price, dated March 19, 1976, recorded in Volume 245, Page 788, Deed Records, Hood County, Texas.

n.	Easement from J W Gilliam to W H Price, dated March 25, 1976, recorded in Volume 246, Page 67, Deed Records, Hood County, Texas.

o.	Easement from James Harrell Gilliam, J W Gilliam and Lorena Gilliam to Gulf Oil Corporation, dated June 8, 1977, recorded in Volume 283, Page 388, Deed Records, Hood County, Texas.

p	Easement from Gladys Elizabeth Gilliam, Allison, J W Gilliam and Lorena Gilliam to Gulf Oil Corporation, dated June 8, 1977, recorded in Volume 283 Page 390, Deed Records, Hood County, Texas.

q	Easement from Joseph Blanton Gilliam, J W Gilliam and Lorena Gilliam to Gulf Oil Corporation, dated June 8, 1977, recorded in Volume 283, Page 392, Deed Records, Hood County, Texas.

r.	Easement from Margaret Carter to Gulf Refining Company, dated August 25, 1977, recorded in Volume 271, Page 65, Deed Records, Hood County, Texas.

s.	Easement from Margaret Carter to Gulf Refining Company, dated October 21, 1977, recorded in Volume 274, Page 411, Deed Records, Hood County, Texas.

t.	Easement from Dan Carter, estate, John L. Carvajal, Independent Executor and Margaret Carter to Gulf Oil Corporation, dated June 10, 1977, recorded in Volume 283, Page 394, Deed Records, Flood County, Texas.

u.	Easement from Bascom Higginbottom to Erath County Electric Cooperative Association, dated February 23, 1998, recorded in Volume 1574, Page 884, Real Records, Hood County, Texas.

v.	Easement from Bascom M. Higginbottom to United Electric Cooperative Services, Inc., dated March 20, 2002, recorded in Volume 1820, Page 918, Real Records, Hood County, Texas.

w.	Easement from Bascom M. Higginbottom to MEG Texas Gas Service, L.P., dated September 23, 2005; recorded in Volume 2162, Page 759, Real Records, Hood County, Texas.

x.	Easement from Bascom M. Higginbottom to MEG Texas Gas Service, LP., dated October 28, 2005, recorded in Volume 2162, Page 933, Real Records, Hood County, Texas.

FORM T-7: Commitment for Title Insurance
Schedule B	118001691

SCHEDULE B

(Continued)

y.	Easement from Bascom M. Higginbottom to MEG Texas Gas Service, L.P., dated August 16, 2005, recorded in Volume 2163, Page 58, Real Records, Hood County, Texas.

z	Easement from Bascom M. Higginbottom to MEG Texas Gas Service, L.P , dated July 31, 2006, recorded in Volume 2221, Page 943, Real Records, Hood County, Texas.

aa.	Easement from Bascom M. Higginbottom and Betty Higginbottom to Worsham-Steed Gas Storage, L.P., dated June 7, 2007, recorded in Volume 2310, Page 711, Real Records, Hood County, Texas.

ab.	Easement from Bascom M. Higginbottom and Betty Higginbottom to Worsham-Steed Gas Storage, L P., dated November 26, 2007, recorded in Volume 2356, Page 243, Real Records, Hood County, Texas.

ac.	Easement from Bascom M. Higginbottom to DCP Tolar Pipeline, LLC, dated March 28, 2011, recorded in Document No. 2011-0003822, Official Public

ad.	All leases, grants, exceptions or reservations of coal, lignite, oil, gas and other minerals, together with all rights, privileges, and immunities relating thereto, appearing in the Public Records whether listed in Schedule B or not. There may be leases, grants, exceptions or reservations of mineral interest that are not listed.

ae	Any portion of the Land located within the boundaries of any roadway or highway.

af.	Any unrecorded easement or right-of-way and/or any easement or right-of-way which may have been acquired by prescription or use, on, over or across the property.

ak.	Apparent easement for gas lines, as shown on survey dated September 27, 2014, by Alan W Hickey, Registered Professional Land Surveyor # 5420.

al.	Rights or claims, if any of adjoining property owner in and to that portion of insured property lying between the fence and northeasterly and southwesterly property line, as shown on a survey dated September 27, 2014, by Alan W. Hickey, Registered Professional Land Surveyor # 5420.

b.	Easement, Right of Way and/or Agreement by and between Sue Cherry Cox and Jean Cherry Coleman and Worsham-Steed Gas Storage, LP, by instrument dated May 21, 2007, filed June 4, 2007, recorded in/under Volume 2308, Page 34, Real Records, Hood County, Texas.

FORM T-7: Commitment for Title Insurance
Schedule B	118001691

SCHEDULE B

(Continued)

c.	INTENTIONALLY DELETED

d.	All leases, grants, exceptions or reservations of coal, lignite, oil, gas and other minerals, together with all rights, privileges, and immunities relating thereto, appearing in the Public Records whether listed in Schedule B or not. There may be leases, grants, exceptions or reservations of mineral interest that are not listed.

j.	Easement from T.E. Carter to Community Public Service Company, dated March 26, 1940, recorded in Volume 82, Page 220, Deed Records, Hood County, Texas.

k.	Easement from W.N. Dawson and Mollie Dawson to Brazos River Transmission Electric Cooperative, Inc.. dated September 27, 1941, recorded in Volume 88, Page 411, Deed Records, Hood County, Texas.

l.	Easement from S.L. Mcllroy to Brazos River Transmission Electric Cooperative, Inc., dated December 12, 1941, recorded in Volume 88, Page 414, Deed Records, Hood County, Texas.

m.	Easement from Maud McIntosh and Virgil McIntosh to Brazos River Transmission Electric Cooperative, Inc., dated November 8, 1941, recorded in Volume 88, Page 415, Deed Records, Hood County, Texas.

n.	Easement from Joe Mcllroy to Brazos River Transmission Electric Cooperative, Inc., dated November 15, 1941, recorded in Volume 88, Page 416, Deed Records, Hood County, Texas.

o.	Easement from Mrs. G.M. Hufstedler to Brazos River Transmission Electric Cooperative, Inc.. dated November 20, 1941, recorded in Volume 88, Page 418, Deed Records, Hood County, Texas.

p.	Easement from H.M. Mcllroy and Mrs. Josephine Mcllroy to Brazos River Transmission Electric Cooperative, Inc., dated November 19, 1941, recorded in Volume 88, Page 419, Deed Records, Hood County, Texas.

q.	Easement from Dr. T.A. Mcllroy Jr. to Brazos River Transmission Electric Cooperative, Inc., dated November 25, 1941, recorded in Volume 88, Page 420, Deed Records, Hood County, Texas.

r.	Easement from Martha J.E. Akers and J.W. Akers to Brazos River Transmission Electric Cooperative, Inc., dated December 5, 1941, recorded in Volume 88, Page 422, Deed Records, Hood County, Texas.

FORM T-7: Commitment for Title Insurance
Schedule B	118001691

SCHEDULE B

(Continued)

s.	Easement from T.E. Carter and Myrtle Carter to Brazos River Transmission Electric Cooperative, Inc., dated September 22, 1941, recorded in Volume 88, Page 430, Deed Records, Hood County, Texas.

t.	Easement from Dan R. Carter and Frances Foote Carter to Brazos River Transmission Electric Cooperative, Inc., dated March 26, 1945, recorded in Volume 90, Page 417, Deed Records, Hood County, Texas.

u.	Easement from Dan R. Carter and Frances Foote Carter to Brazos River Transmission Electric Cooperative, Inc., dated March 26, 1945, recorded in Volume 90, Page 418, Deed Records, Hood County, Texas.

v.	Easement from Dan R. Carter and Margaret J. Carter to W.H. Price, dated March 19, 1976, recorded in Volume 245, Page 788, Deed Records, Hood County, Texas.

w.	Easement from J.W. Gilliam to W.H. Price, dated March 25, 1976, recorded in Volume 246, Page 67, Deed Records, Hood County, Texas.

x.	Easement from James Harrell Gilliam, J.W. Gilliam and Lorena Gilliam to Gulf Oil Corporation, dated June 8, 1977, recorded in Volume 283, Page 388, Deed Records, Hood County, Texas.

y.	Easement from Gladys Elizabeth Gilliam Allison, J W Gilliam and Lorena Gilliam to Gulf Oil Corporation, dated June 8, 1977, recorded in Volume 283, Page 390, Deed Records, Hood County, Texas.

z.	Easement from Joseph Blanton Gilliam, J W Gilliam and Lorena Gilliam to Gulf Oil Corporation, dated June 8, 1977, recorded in Volume 283, Page 392, Deed Records, Hood County, Texas

aa.	Easement from Margaret Carter to Gulf Refining Company, dated August 25, 1977, recorded in Volume 271, Page 65, Deed Records, Hood County, Texas.

ab.	Easement from Margaret Carter to Gulf Refining Company, dated October 21, 1977, recorded in Volume 274 Page 411, Deed Records, Hood County, Texas.

ac.	Easement from Dan Carter, estate, John L Carvajal, Independent Executor and Margaret Carter to Gulf Oil Corporation, dated June 10, 1977, recorded in Volume 283, Page 394, Deed Records, Hood County, Texas.

ad.	Easement from Bascom Higginbottom to Erath County Electric Cooperative Association, dated February 23, 1998, recorded in Volume 1574, Page 884, Real Records, Hood County, Texas.

ae.	Easement from Bascom M. Higginbottom to United Electric Cooperative Services, Inc., dated March 20, 2002, recorded in Volume 1820, Page 918, Real Records, Hood County, Texas.

FORM T-7: Commitment for Title Insurance
Schedule B	118001691

SCHEDULE B

(Continued)

af.	Easement from Bascom M. Higginbottom to MEG Texas Gas Service, L.P., dated September 23, 2005, recorded in Volume 2162, Page 759, Real Records, Hood County, Texas.

ag.	Easement from Bascom M. Higginbottom to MEG Texas Gas Service, LP., dated October 28, 2005, recorded in Volume 2162, Page 933, Real Records, Hood County, Texas.

ah.	Easement from Bascom M. Higginbottom to MEG Texas Gas Service, L.P., dated August 16, 2005, recorded in Volume 2163, Page 58, Real Records, Hood County, Texas.

ai.	Easement from Bascom M. Higginbottom to MEG Texas Gas Service, L.P., dated July 31, 2006, recorded in Volume 2221, Page 943, Real Records, Hood County, Texas.

aj.	Easement from Bascom M. Higginbottom and Betty Higginbottom to Worsham-Steed Gas Storage. L.P., dated June 7, 2007, recorded in Volume 2310, Page 711, Real Records, Hood County, Texas

ak.	Easement from Bascom M. Higginbottom and Betty Higginbottom to Worsham-Steed Gas Storage, L.P., dated November 26, 2007, recorded in Volume 2356, Page 243, Real Records, Hood County, Texas.

al.	Easement from Bascom M. Higginbottom to DCP Toler Pipeline, LLC, dated March 28, 2011, recorded in Document No. 2011-0003822, Official Public.

am.	All leases, grants, exceptions or reservations of coal, lignite, oil, gas and other minerals, together with all rights, privileges, and immunities relating thereto, appearing in the Public Records whether listed in Schedule B or not. There may be leases, grants, exceptions or reservations of mineral interest that are not listed.

an.	Any portion of the Land located within the boundaries of any roadway or highway.

ao.	Any unrecorded easement or right-of-way and/or any easement or right-of-way which may have been acquired by prescription or use, on, over or across the property.

ap.	Rights of parties in possession (Owner Title Policy Only)

aq.	Rights of tenants in possession, as tenants only, under unrecorded lease agreements.

ar.	Apparent easement for gas lines, as shown on survey dated September 27, 2014, by Alan W. Hickey, Registered Professional Land Surveyor # 5420.

FORM T-7: Commitment for Title Insurance
Schedule B	118001691

SCHEDULE B

(Continued)

as.	Rights or claims, if any of adjoining property owner in and to that portion of insured property lying between the fence and northeasterly and southwesterly property line, as shown on a survey dated September 27, 2014, by Alan W. Hickey, Registered Professional Land Surveyor # 5420.

FORM T-7: Commitment for Title Insurance
Schedule B	118001691

Exhibit 10.12

File No. 00646-1059

C.	Easement, Right of Way and/or Agreement by and between F. B. Mabery and Charlene Mabery and Brazos Electric Power Cooperative, Inc., by instrument dated June 1, 1967, recorded in/under Volume 144, Page 459, Deed Records, Hood County, Texas; and, as shown on Survey prepared by Alan W. Hickey, RPLS #5420, dated 7/3/2013.

D.	All leases, grants, exceptions or reservations of coal, lignite, oil, gas and other minerals, together with all rights, privileges, and immunities relating thereto, appearing in the Public Records whether listed in Schedule B or not. There may be leases, grants, exceptions or reservations of mineral interest that are not listed.

E.	All of the oil, gas and other minerals, the royalties, bonuses, rentals and all other rights in connection with same as set forth in instrument dated October 15, 2013, executed by F. B. Mabery and Charlene Mabery to John E. Westhoff, Trustee of The Durant Grantor Trust A and John E. Westhoff, Trustee of The Durant Grantor Trust B; and, Jerrel Bolton, recorded under Clerk’s File No. 2013-0012430, Real Property Records, Hood County, Texas. The Company makes no representation as to the present ownership of this interest.

F.	Terms, conditions, provisions and stipulations as set out in Warranty Deed dated October 15, 2013, executed by F. B. Mabery and Charlene Mabery to John E. Westhoff, Trustee of The Durant Grantor Trust A and John E. Westhoff, Trustee of The Durant Grantor Trust B; and, Jerrel Bolton, recorded under Clerk’s File No. 2013-0012430, Real Property Records, Hood County, Texas.

Lease Agreement	42

Exhibit “C”

Lease Agreement	43

240'
200'
240'
FILL @
4:1 SLOPE
POND
FILL @
4:1 SLOPE
240'
240'
200'
240'
POND
ORIGINAL GRADE
FILL @
4:1 SLOPE
FILL @
4:1 SLOPE
60'
20'
Pond 10' - 20' depth
0
100'
200'
300'
400'
500'
600'
700'

RECLAIMATION FOR
LONE STAR SAND
TYPICAL GRADING & FILL SCHEMATIC

0
50'
100'
GRAPHIC SCALE

Lease Agreement	44

Lease Agreement	45